Exhibit 5.1

                                        October 20, 1995

          SoftKey International Inc.
          One Athenaeum Street
          Cambridge, Massachusetts  02142

                         Re:  Public Offering of up to 1,477,667
                              Shares of the Common Stock of
                              SoftKey International Inc.

          Ladies and Gentlemen:

                    I am Vice President and General Counsel of
          SoftKey International Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the sale by certain selling stockholders of the Company of 1,477,667 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock").

                    In this connection and as General Counsel for the Company, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement (together with the form of final prospectus forming a part thereof); the Restated Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, each as in effect on the date hereof; certain resolutions adopted by the Board of Directors of the Company relating to the preparation and filing of the Registration Statement, the original issuance and sale of the Shares and certain related matters; a form of specimen certificate for the Common Stock; certain agreements, certificates of public officials, certificates of officers or representatives for the Company or others; and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

                    I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

                    Based upon and subject to the foregoing, I am of the opinion that:

                    1. The Company has been duly organized and is validly existing as a corporation in good standing with the Secretary of State under the laws of the State of Delaware.

                    2. Assuming the conformity of the certificates representing the Shares to the form of the specimen certificate for the Common Stock examined by me and the due execution and delivery of such certificates, the Shares have been duly authorized for issuance, were validly issued and are fully paid and nonassessable.

                    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                    This opinion is furnished by me, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without my express written permission.

                                        Very truly yours,

                                        Neal S. Winneg
                                        General Counsel